        COVER

EXHIBIT 99(C)
UNION PACIFIC AGREEMENT EMPLOYEE
401(k) RETIREMENT THRIFT PLAN


Financial Statements as of and for the
Years Ended December 31, 1997 and 1996,
Supplemental Schedules as of and for the Year Ended December 31, 1997 and Independent Auditors' Report
UNION PACIFIC AGREEMENT EMPLOYEE
401(k) RETIREMENT THRIFT PLAN

       INDEX

TABLE OF CONTENTS


                                                               Page

INDEPENDENT AUDITORS' REPORT                                    1

FINANCIAL STATEMENTS AS OF DECEMBER 31, 1997 AND 1996
 AND FOR THE YEARS THEN ENDED:

  Statements of Net Assets Available for Benefits               2

  Statements of Changes in Net Assets Available for
    Benefits                                                    3

  Notes to Financial Statements                                4-8


SUPPLEMENTAL SCHEDULES AS OF DECEMBER 31, 1997
 AND FOR THE YEAR THEN ENDED:

  Item 27a - Schedule of Assets Held for Investment Purposes    9

  Item 27d - Schedule of Reportable Transactions               10




Schedules not filed herewith are omitted because of the absence of the conditions under which they are required.

INDEPENDENT AUDITORS' REPORT

Union Pacific Agreement Employee 401(k)
  Retirement Thrift Plan

We have audited the accompanying statements of net assets available for benefits of the Union Pacific Agreement Employee 401(k) Retirement Thrift Plan (the Plan) as of December 31, 1997 and 1996, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1997 and 1996, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the Table of Contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in the audit of the basic 1997 financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.



DELOITTE & TOUCHE LLP

Omaha, Nebraska
June 3, 1998

UNION PACIFIC AGREEMENT EMPLOYEE
401(k) RETIREMENT THRIFT PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 1997 AND 1996



                                          1997          1996

ASSETS:

  Investments at fair value (Note 3) $143,012,513   $92,719,672
                                     ------------   -----------
  Net assets available for benefits  $143,012,513   $92,719,672
                                     ============   ===========

 The accompanying notes are an integral part of these financial statements.

UNION PACIFIC AGREEMENT EMPLOYEE
401(k) RETIREMENT THRIFT PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                              1997        1996

ADDITIONS TO NET ASSETS ATTRIBUTED TO:
  Investment income (Note 7):
    Net appreciation in fair value of
      investments (Note 3)               $ 15,163,982   $10,564,969
    Interest                                  485,016       330,166
    Dividends                               5,149,480     3,212,755
                                         ------------   -----------
                                           20,798,478    14,107,890

  Employee contributions (Note 7)          32,360,426    24,829,233
                                         ------------   -----------
          Total Additions                  53,158,904    38,937,123
                                         ------------   -----------
DEDUCTION FROM NET ASSETS ATTRIBUTED TO:
  Distribution to participants (Note 7)     2,866,063     1,357,442
                                         ------------   -----------
NET INCREASE                               50,292,841    37,579,681

NET ASSETS AVAILABLE FOR BENEFITS:
    Beginning of Year                      92,719,672    55,139,991
                                         ------------   -----------
    End of Year                          $143,012,513   $92,719,672
                                         ============   ===========

  The accompanying notes are an integral part of these financial statements.

UNION PACIFIC AGREEMENT EMPLOYEE
401(k) RETIREMENT THRIFT PLAN

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1997 AND 1996


1. DESCRIPTION OF PLAN

   The following description of the Union Pacific Agreement
   Employee 401(k) Retirement Thrift Plan (the Plan) provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

   General - The Plan is a defined contribution plan covering employees of the Union Pacific Railroad Company and its Railroad affiliates (the Company) who are represented for the purposes of collective bargaining by a rail union, to which eligibility to participate in the Plan has been extended. The Plan covers employees who have completed one year of service or were employees as of the effective date of the Plan, July 1, 1990. It is subject to the provisions of the Employee Retirement
   Income Security Act of 1974 (ERISA), as amended.

   Contributions - Participants may contribute 2% to 8%
   (20% effective 1/1/98) of their compensation on a salary deferral basis subject to limitations specified in the Internal Revenue Code. Participants may also contribute, effective May 1997, 1% to 20% of their compensation on an after-tax basis. Combined after-tax and pre-tax contributions may not exceed 20% of compensation. The Company does not contribute to the Plan.

   Participant Accounts - Each participant account is credited with the participant's contributions and an allocation of the Plan's earnings. Allocations are based on participant account balances and the funds in which the participant has elected to invest his/her accounts.

   Vesting - Participants are at all times 100% vested in the value of their account.

   Payment of Benefits - Distribution of benefits shall be in a lump sum as soon as possible following the participant's termination of employment, subject to certain consent requirements for participants whose accounts exceed a statutory cash-out threshold. If a participant, whose account exceeds the threshold does not consent to payment at termination, the account will be paid on the earliest of the participant's request for payment, the participant's death, or the participant's reaching age 70-1/2. Pay-out is mandatory for a participant who has reached age 70-1/2 but has not terminated employment.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Basis of Accounting - The accounts of the Plan have been prepared in accordance with generally accepted accounting principles. The financial statements were prepared in accordance with the financial reporting requirements of ERISA as permitted by the Securities and Exchange Commission's amendments to Form 11-K adopted during 1990.

   Investment Valuation and Income Recognition -
   Investments in the Union Pacific Common Stock Fund,
   Resources Stock Fund, Vanguard/Wellington Fund, Vanguard
   Index Trust-500 Portfolio Fund, Vanguard Money Market
   Reserves - Prime Portfolio, Vanguard U.S. Growth Fund,
   Vanguard International Growth Portfolio Fund, and the
   Vanguard Bond Index Fund are valued at fair value as determined by quoted market prices. The investments in the Vanguard Retirement Savings Trust (formerly Vanguard
   Investment Contract Trust Fund) are valued at fair value as determined by Vanguard Fiduciary Trust Company.
   Dividend income is recorded as of the ex-dividend date.
   Security transactions are recorded as of the trade date.

   Payment of Benefits - Benefits are recorded when paid.

   Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
   Actual results could differ from those estimates.

3. INVESTMENTS

   Plan participants may direct their contributions in various proportions to any of the eight available investment funds identified below:

   Union Pacific Common Stock Fund - This fund is administered as a separate account by Vanguard Fiduciary
   Trust Company and invests primarily in the stock of Union Pacific Corporation. It also maintains a small cash position invested in Vanguard Money Market
   Reserves, to facilitate transactions. The Company stock fund is divided into fund shares, rather than shares of company stock.

   Vanguard/Wellington Fund - This fund consists of investment in the Vanguard Wellington Mutual Fund which is comprised of common stocks and fixed income securities.

   Vanguard Index Trust-500 Portfolio Fund - This fund consists of investment in the Vanguard Index Trust-500
   Portfolio Mutual Fund, a diversified open-end investment company, or mutual fund, and comprises the 500, Growth, Value, Extended Market, Small Capitalization Stock and
   Total Stock Market Portfolios.

   Vanguard Retirement Savings Trust (formerly Vanguard
   Investment Contract Trust Fund) - This fund consists of investment in the Vanguard Retirement Savings Trust, a collective investment of assets of tax-qualified pension and profit sharing plan trusts primarily in a pool of investment contracts that are issued by insurance companies and commercial banks.

   Vanguard U.S. Growth Fund - This fund consists of investment in the Vanguard US Growth Mutual Fund which is comprised of established U.S. growth stocks.

   Vanguard International Growth Portfolio Fund - This fund consists of investment in the Vanguard International
   Growth Portfolio Mutual Fund which is comprised of foreign common stocks with high growth potential.

   Vanguard Bond Index Fund - This fund consists of investment in the Vanguard Total Bond Market Mutual Fund which is designed to closely track the investment performance of the Lehman Brothers Aggregate Bond Index

   Vanguard Money Market Reserves - Prime Portfolio - This fund consists of investment in the Vanguard Money Market
   Reserves - Prime Portfolio which is a diversified money market investment fund invested and reinvested in high quality certificates of deposit, bankers' acceptances, commercial paper, U.S. Government Securities and other short-term obligations with the objective of preserving principal while providing income.

   In September 1996, the Company's Board of Directors declared a special dividend consisting of the shares of Union Pacific Resources Group Inc. ("Resources") common stock owned by the Company ("the Spin-Off"). As a result of the Spin-Off, each of the Company's stockholders received 0.846946 of a share of Resources common stock for each share of Company common stock held by such stockholders at the September 26, 1996 record date for the distribution. Therefore, each Plan participant's account received 0.846946 of a share of Resources common stock for each share of Company common stock held in the account. The shares received were placed in the Resources Stock Fund ("Resources Stock").
   Future contributions to Resources Stock are not permitted.

   The following table presents the fair value of investments. Investments that represent 5% or more of the Plan's net assets are separately identified.

                              December 31, 1997             December 31, 1996
                               Number      Fair           Number       Fair
                              of Units    Value          of Units      Value
Investments at Fair Value as
  Determined by Quoted
  Market Price:

    Union Pacific Common
      Stock Fund             1,829,943  $ 18,738,611 1,455,658.553  $14,352,794
      Resources Stock Fund     421,515     3,667,175   493,540.126    5,177,236
    Vanguard/Wellington Fund 1,161,554    34,207,780   845,091.198   22,099,135
    Vanguard Index Trust -
      500 Portfolio Fund       656,404    59,122,300   499,790.113   34,565,484
    Vanguard U.S. Growth       354,210    10,165,824   202,362.143    4,804,077
Fund
    Vanguard International
      Growth Portfolio Fund    362,128     5,935,286   248,062.367    4,083,107
    Other                         -        2,153,645    63,324.862      623,116
                                        ------------                -----------
                                         133,990,621                 85,704,949
                                        ------------                -----------
Investments at Estimated
  Fair Value:
    Vanguard Retirement
      Savings Trust Fund     9,021,892     9,021,892 7,014,723.420    7,014,723
                                        ------------                -----------
                                        $143,012,513                $92,719,672
                                        ============                ===========

   During 1997 and 1996, the Plan's investments (including investments bought, sold, and held during the year) appreciated (depreciated) in value by $15,163,982 and $10,564,969, respectively, as follows:

                                             Year Ended
                                            December 31,
Net Change in Fair Value                  1997        1996

Investments at Fair Value as
Determined
  by Quoted Market Price:
      Union Pacific Common Stock Fund $   472,292  $ 2,927,426
      Resources Stock Fund               (834,278)     979,849
      Mutual Funds                     15,525,968    6,657,694
                                      -----------  -----------
Net change in fair value              $15,163,982  $10,564,969
                                      ===========  ===========

4. PLAN ADMINISTRATION

   The Plan is administered by the Senior Vice President,
   Human Resources of the Union Pacific Corporation. All expenses incurred in the administration of the Plan are paid by the Company.

5. TAX STATUS

   The Plan obtained a tax determination letter dated July 27, 1995, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code (the Code). The Plan has been amended since receiving the determination letter. However, Plan management believes that the Plan currently is being operated in compliance with the applicable requirements of the Internal Revenue Code. With respect to the operation of the Plan, Plan management is aware of certain operational defects which could adversely affect the tax-exempt status of the Plan. These operational defects will be corrected through the use of the Voluntary Compliance Resolution (VCR) program. Submission to the VCR program was made on April 2, 1998. Therefore, no provision for income taxes has been included in the Plan's financial statements.

6. PLAN TERMINATION

   Although it has not expressed any intent to do so, the Company has the right under the Plan at any time, to terminate the Plan subject to the provisions of ERISA.
   Regardless of such actions, the principal and income of the Plan remains for the exclusive benefit of the Plan's participants and beneficiaries. The Company may direct the Trustee either to distribute the Plan's assets to the participants, or to continue the Trust and distribute benefits as though the Plan had not been terminated.

7. FUND INFORMATION

   Investment income, contributions and distributions to participants by fund are as follows for the years ended
   December 31, 1997 and 1996:

                                                Year Ended December 31,
                                                   1997         1996
Investment Income:
  Union Pacific Common Stock Fund              $   953,676  $ 3,271,547
  Resources Stock Fund                            (809,327)     979,849
  Vanguard/Wellington Fund                       5,724,612    2,821,356
  Vanguard Index Trust - 500 Portfolio Fund 12,685,750 5,730,512 Vanguard Retirement Savings Trust (formerly
    Vanguard Investment Contract Trust Fund)       485,016      330,166
  Vanguard U.S. Growth Fund                      1,580,094      553,670
  Vanguard International Growth Portfolio Fund      85,261      400,405
  Vanguard Bond Index Fund                          81,767       20,385
  Vanguard Money Market Reserves - Prime
    Portfolio                                       11,629         -
                                               -----------  -----------
                                               $20,798,478  $14,107,890
                                               ===========  ===========

Contributions:
  Union Pacific Common Stock Fund              $ 5,760,739  $ 4,741,092
  Resources Stock Fund                                -            -
  Vanguard/Wellington Fund                       7,080,611    5,981,467
  Vanguard Index Trust - 500 Portfolio Fund 10,984,728 8,406,639 Vanguard Retirement Savings Trust (formerly
    Vanguard Investment Contract Trust Fund)     2,027,165    1,847,997
  Vanguard U.S. Growth Fund                      3,584,223    1,752,820
  Vanguard International Growth Portfolio Fund   2,328,546    1,736,846
  Vanguard Bond Index Fund                         523,020      362,372
  Vanguard Money Market Reserves - Prime
    Portfolio                                       71,394         -
                                               -----------  -----------
                                               $32,360,426  $24,829,233
                                               ===========  ===========
Distributions to participants:
  Union Pacific Common Stock Fund              $   488,636  $   274,615
  Resources Stock Fund                             112,200       15,538
  Vanguard/Wellington Fund                         712,206      396,073
  Vanguard Index Trust - 500 Portfolio Fund        943,177      461,026
  Vanguard Retirement Savings Trust (formerly
    Vanguard Investment Contract Trust Fund)       327,250      152,800
  Vanguard U.S. Growth Fund                        143,216       12,101
  Vanguard International Growth Portfolio Fund     108,825       42,826
  Vanguard Bond Index Fund                          10,805        2,463
  Vanguard Money Market Reserves - Prime
    Portfolio                                       19,748         -
                                               -----------  -----------
                                               $ 2,866,063  $ 1,357,442
                                               ===========  ===========

8. RELATED PARTY TRANSACTIONS

   Plan investments include the Union Pacific Company Stock
   Fund which is invested primarily in the common stock of Union Pacific Corporation. Union Pacific Corporation is the holding company of the Plan sponsor and, therefore, these transactions qualify as party-in-interest transactions.

   The Plan also invests in various funds managed by Vanguard Fiduciary Trust Company. Vanguard Fiduciary
   Trust Company is the trustee as defined by the Plan and, therefore, the related transactions qualify as party-in-interest transactions.

UNION PACIFIC AGREEMENT EMPLOYEE
401(k) RETIREMENT THRIFT PLAN

Item 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
DECEMBER 31, 1997


        Column B                Column C          Column D     Column E

                             Description of
                               Investment,
                          Including Collateral,
   Identity of Issue,       Rate of Interest,
    Borrower, Lessor       Maturity Date, Par                  Current
    or Similar Party        or Maturity Value       Cost        Value

Union Pacific Company
  Stock Fund*                1,829,943 units    $ 15,121,620   $ 18,738,611

Resources Stock Fund          421,515 units        3,605,095      3,667,175

Vanguard/Wellington          1,161,554 units      28,676,363     34,207,780
Fund*

Vanguard Index Trust -
  500 Portfolio Fund*         656,404 units       39,775,280     59,122,300

Vanguard Retirement
  Savings Trust
  (formerly Vanguard
  Investment Contract
  Trust Fund)*               9,021,892 units       9,021,892      9,021,892

Vanguard U.S. Growth
  Fund*                       354,210 units        8,889,259     10,165,824

Vanguard International
  Growth Portfolio Fund*      362,128 units        5,933,951      5,935,286

Vanguard Bond Index           139,110 units        1,374,228      1,403,619
Fund*

Vanguard Money Market
  Reserve - Prime
  Portfolio*                  750,026 units          750,026        750,026
                                                ------------   ------------
                                                $113,147,714   $143,012,513
                                                ============   ============
*  Represents a party-in-interest


UNION PACIFIC AGREEMENT EMPLOYEE
401(k) RETIREMENT THRIFT PLAN

Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
YEAR ENDED DECEMBER 31, 1997


Single Transactions Involving an Amount in Excess of 5% of the Current value of Plan Assets:


       Column A                 Column B           Column C    Column D    Column G    Column H   Column I

                                                                                       Current
                                                                                       Value of
                                                                                       Asset on
     Identity of                                   Purchase    Selling     Cost of   Transaction  Net Gain
    Party Involved        Description of Asset      Price       Price       Asset        Date     or (Loss)
Vanguard Fiduciary     Union Pacific Common
  Trust Company*         Stock Fund               $ 8,845,212  $      -     $      -     $ 8,845,212  $     -
Vanguard Fiduciary     Union Pacific Common
  Trust Company*         Stock Fund               $    -       $ 4,931,685  $ 4,119,849  $ 4,931,685  $  811,836
Vanguard Fiduciary
  Trust Company*       Vanguard Wellington Fund   $11,645,691  $      -     $      -     $11,645,691  $     -
Vanguard Fiduciary     Vanguard Index Trust -
                      500
  Trust Company*         Porftolio Fund           $17,422,445  $      -     $      -     $17,422,445  $     -
Vanguard Fiduciary     Vanguard Retirement
  Trust Company*         Savings Trust (formerly
                         Vanguard Investment
                         Contract Trust Fund)     $ 5,947,342  $      -     $      -     $ 5,947,342  $     -
Vanguard Fiduciary
  Trust Company  *     Vanguard U.S. Growth Fund  $ 6,128,644  $      -     $      -     $ 6,128,644  $     -


Series of Transactions, When Aggregated, Involving an
Amount in Excess of 5% of the Current Value of Plan Assets:



       Column A                 Column B           Column C    Column D      Column E    Column F      Column G

                                                                               Total       Total
                                                                               Dollar      Dollar
     Identity of                                  Number of     Number        Value of    Value of      Net Gain
    Party Involved        Description of Asset    Purchases    of Sales       Purchases     Sales       or (Loss)
Vanguard Fiduciary     Union Pacific Common
  Trust Company*         Stock Fund               201          210          $ 8,926,045  $ 5,012,519  $  837,458

Vanguard Fiduciary
  Trust Company*       Vanguard/Wellington Fund   179          215          $11,771,097  $ 2,587,890  $  384,656

Vanguard Fiduciary     Vanguard Index Trust -
                      500
  Trust Company*         Portfolio Fund           238          221          $17,570,311  $ 4,552,860  $1,049,855

Vanguard Fiduciary     Vanguard Retirement
                      Savings
  Trust Company*         Trust (formerly
                      Vanguard
                        Investment Contract
                         Trust Fund)              250          242          $ 5,984,915  $ 3,977,747  $     -

Vanguard Fiduciary
  Trust Company*       Vanguard U.S. Growth Fund  214          191          $ 6,147,633  $ 1,984,172  $  199,019

*  Represents a party-in-interest
